Exhibit 99.2

HETSCO HOLDINGS, INC. AND SUBSIDIARY

Greenwood, Indiana

HETSCO HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2013 and December 31, 2012

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets
Cash	$9,000	$9,000
Accounts receivable	9,719,142	8,375,582
Other receivables	79,105	80,250
Costs and estimated earnings in excess of billings on contracts	427,940	163,223
Unbilled accounts receivable	246,589	570,396
Inventories	289,762	302,338
Prepaid expenses	316,852	387,337
Deferred income taxes	668	25,571

Total current assets	11,089,058	9,913,697
Property and equipment, net	796,060	739,389
Other assets
Deposits	100	100
Financing fees, net of accumulated amortization	58,244	72,470
Intangible assets, net	2,131,397	2,156,098
Goodwill	9,481,075	9,481,075

Total other assets	11,670,816	11,709,743

	$23,555,934	$22,362,829

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Checks in excess of bank balance	$322,207	$137,224
Accounts payable—trade	1,245,231	1,242,177
Billings in excess of costs and estimated earnings	7,960	1,855,559
Current portion of long-term debt	1,142,674	1,155,926
Note payable—revolving line of credit	2,218,240	500,813
Accrued interest	32,700	3,099
Accrued expenses and other liabilities	624,428	613,235
Accrued compensation and benefits	418,610	304,756
Accrued income taxes	639,843	280,826
Fair value of derivative financial instrument	24,001	—

Total current liabilities	6,675,894	6,093,615
Long-term liabilities
Long-term debt, net of current portion	6,473,695	6,656,822
Fair value of derivative financial instrument	—	30,976
Deferred income taxes	1,428,730	1,401,113
Other long-term liabilities	2,667	2,667

Total long-term liabilities	7,905,092	8,091,578
Total liabilities	14,580,986	14,185,193
Shareholders’ equity
Preferred series A stock, $0.01 par value ($7,278,250 liquidation preference at March 31, 2013 and December 31, 2012); 1,500 shares authorized and 1,000 shares issued and 987 shares outstanding	10	10
Common stock, $0.01 par value; 1,500 shares authorized and 1,100 shares issued and 1,048 shares outstanding	11	11
Additional paid in capital	7,553,836	7,553,386
Retained earnings	1,421,092	624,230
Treasury stock, at par, 76 shares	(1)	(1)

	8,974,948	8,177,636

	$23,555,934	$22,362,829

See accompanying notes to condensed consolidated financial statements.

HETSCO HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Quarters Ended March 31, 2013 and 2012 (unaudited)

	Three Months Ended March 31,
	2013	2012
Net sales	$12,695,842	$4,472,879
Cost of sales	9,703,353	2,848,701

Gross margin	2,992,489	1,624,178
Operating expenses
General and administrative expenses	1,329,361	945,152
Monitoring fees	37,689	72,560

	1,367,050	1,017,712

Operating income	1,625,439	606,466
Other (income) expense
Interest expense	116,399	56,268
Unrealized (gain) loss on derivative financial instrument	(6,975)	7,541
Other expense, net	918	—

	110,342	63,809

Income before taxes	1,515,097	542,657
Income tax expense	574,664	219,253

Net income	$940,433	$323,404

See accompanying notes to condensed consolidated financial statements.

HETSCO HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Quarters Ended March 31, 2013 and 2012 (unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities
Net income	$940,433	$323,404
Adjustments to reconcile net income to net cash from operating activities
Deferred tax expense	52,520	29,283
Depreciation and amortization	98,892	80,237
Unrealized (gain) loss on derivative financial instrument	(6,975)	7,541
Gain on sale of property, plant and equipment	—	(6,542)
Stock-based compensation expense	450	762
Changes in assets and liabilities
Accounts receivable	(1,343,560)	162,644
Other receivables	1,145	(10,514)
Costs and estimated earnings in excess of billings	(264,717)	(122,405)
Unbilled accounts receivable	323,807	(98,884)
Inventories	12,576	2,864
Other current assets	70,485	35,972
Other long-term assets	—	17,500
Checks in excess of bank balance	184,983	271,488
Accounts payable	3,054	(265,835)
Billings in excess of costs and estimated earnings	(1,847,599)	21,803
Accrued liabilities and income tax	367,427	378,418
Other long-term liabilities	2,667	—

Net cash from operating activities	(1,404,412)	827,736
Cash flows from investing activities
Property and equipment purchased	(116,636)	(43,163)
Proceeds from sale of property, plant and equipment	—	28,082

Net cash from investing activities	(116,636)	(15,081)
Cash flows from financing activities
Payments on long-term borrowings	(192,196)	(276,066)
Borrowings on note payable—revolving line of credit	6,944,000	4,167,000
Payments on note payable—revolving line of credit	(5,226,573)	(4,573,724)
Payments on capital lease obligations	(4,183)	—

Net cash from financing activities	1,521,048	(682,790)
Increase in cash	—	129,865
Cash at beginning of period	9,000	1,500

Cash at end of period	$9,000	$131,365

Cash paid during the period for:
Interest paid	$73,299	$46,981

Income taxes paid	$154,235	$2,460

Supplemental disclosure of noncash financing activities:
During the three months ended March 31, 2013 and 2012, the Company recorded accrued but unpaid Preferred Series A Stock dividends of $143,571 and $145,565, respectively.

See accompanying notes to condensed consolidated financial statements.

HETSCO HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 1—ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Business Activity: Hetsco Holdings, Inc. and its wholly owned subsidiary, Hetsco, Inc. (the “Company”) is a leading independent provider of field repair for brazed aluminum plate-fin heat exchangers, specialized welding/maintenance and safety services for industrial gas processing, chemical and power generation facilities. The Company provides its services on a global basis to the world’s largest industrial gas and petrochemical companies. The Company also offers process equipment fabrication and provides its customers with construction and relocation services for industrial air separation facilities. Additionally, the Company provides safety, oversight and confined space monitoring, as well as inspection and testing of cryogenic process equipment.

Principles of Consolidation: The consolidated financial statements include the accounts of Hetsco Holdings, Inc. and its wholly owned subsidiary, Hetsco, Inc. All material intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation: The accompanying condensed consolidated financial statements as of March 31, 2013 and for the three months ended March 31, 2013 and 2012 have not been audited. These unaudited condensed consolidated financial statements reflect all normal recurring adjustments which are, in the opinion of management, necessary to present fairly the Company’s financial position as of March 31, 2013 and its results of operations and cash flows for the periods presented herein. The unaudited condensed consolidated balance sheets do not include all disclosures, including notes required by accounting principles generally accepted in the United States of America (“U.S. GAAP”). The results of operations for the periods presented are not necessarily indicative of the operating results to be expected for other interim periods or for the full fiscal year.

The unaudited condensed consolidated financial statements were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in Exhibit 99.1.

The preparation of these unaudited condensed consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in these unaudited condensed consolidated financial statements and accompanying notes. Significant estimates in these unaudited condensed consolidated financial statements include estimating uncollectible receivables, costs capitalized for internally developed software, valuations and assumptions used for impairment testing of long-lived assets, realization of deferred tax assets and valuation and recognition of revenue under percentage of completion contracts. Actual results could differ materially from those estimates under different assumptions or conditions.

Fair Value of Financial Instruments: Fair values of cash, accounts receivable and accounts payable approximate the carrying value recorded in the accompanying balance sheets due to the short maturity of these financial instruments. The carrying amount of debt approximates fair value due to either length of maturity or existence of interest rates that approximate prevailing rates. The Company’s interest rate swap agreement is reported at fair value.

The Company determines the fair market values of its derivative contracts based on the fair value hierarchy established in U.S. GAAP, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the Company’s own assumptions based on market data and on assumptions that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. U.S. GAAP describes three Levels within its hierarchy that may be used to measure fair value:

•	Level 1 Inputs: Quoted priced (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 Inputs: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly; and

•	Level 3 Inputs: Unobservable inputs (e.g. a reporting entity’s own data).

In many cases, a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy. The fair value of the Company’s derivative are based upon valuation models using observable market data as of the measurement date (Level 2).

Credit Risk Concentration: The Company grants unsecured credit to its customers throughout the world. As of and for the three months ended March 31, 2013, two customers, Praxair and Westlake Chemical, accounted for 84% of accounts receivable and sales for three customers, Praxair, Westlake Chemical and Azota Gas Processing, accounted for 90% of revenue. For the three months ended March 31, 2012, sales for one customer, Praxair, accounted for 53% of revenue. As of December 31, 2012, four customers, Air Products, Praxair, Exxon Mobil and Westlake Chemical, accounted for 76% of accounts receivable.

NOTE 2—LINE OF CREDIT

The Company has a revolving line of credit, as amended on December 20, 2012, with a financial institution for the principal sum of up to $4,500,000. Availability on the line is limited to 85% of eligible accounts receivable, 70% of unbilled accounts receivable, and 50% of inventory. The loan is secured by all assets of the Company. Interest accrues on the principal sum at a rate per annum equal to the financial institution’s Index Rate plus the applicable margin ranging from 0.50% per annum to 2.0% per annum. The interest rate at both March 31, 2013 and December 31, 2012 was 4.75%. The note matures April 30, 2014. The Company had used $2,218,240 and $500,813 of the line of credit at March 31, 2013 and December 31, 2012, respectively. The Company is required to maintain a lock-box arrangement with the bank whereby remittances from the Company’s customers are used to reduce the outstanding revolver balance. In addition, the line of credit agreement contains subjective acceleration provisions. As a result, the revolver balance has been classified as current.

NOTE 3—LONG-TERM DEBT AND CAPITAL LEASES

Long-term debt consisted of the following at March 31, 2013 and December 31, 2012:

	March 31, 2013	December 31, 2012
Term note, as amended on December 20, 2012, payable $92,932 per month, plus interest at a rate per annum equal to LIBOR plus the applicable margin ranging from 3.25% per annum to 4.75% per annum, or 4.45% and 4.46% on March 31, 2013 and December 31, 2012, respectively. An additional principal payment ranging from 50 percent to 75 percent of excess cash flow is due April 30 of each year. All unpaid principal and interest is due April 30, 2014. Note is secured by all assets of the Company.	$7,530,821	$7,716,684
Note payable with monthly principal payments of $545 including monthly interest payments at a rate of 9.74% through August 2013.	1,749	3,297
Note payable with monthly principal payments of $562 including monthly interest payments at a rate of 6.90% through February 2016.	17,921	18,834
Capital lease with monthly payments including interest and sales tax of $1,015 through September 2015.	30,629	33,673
Capital lease with monthly payments including interest and sales tax of $380 through October 2015.	11,778	12,917
Note payable with monthly principal payments of $1,311 including monthly interest payments at a rate of 7.94% through November 2013	9,512	11,964
Note payable with monthly principal payments of $628 including monthly interest payments at a rate of 11.79% through July 2015.	13,959	15,379

Total long-term debt	7,616,369	7,812,748
Less current portion	(1,142,674)	(1,155,926)

	$6,473,695	$6,656,822

The line of credit and term note agreement required the Company to meet certain negative covenants prohibiting or restricting certain transactions and various positive covenants related to certain financial ratios. At March 31, 2013 and December 31, 2012, the Company was in compliance with all of its covenants. The line of credit, term note and notes payable were paid in full on April 30, 2013 in connection with the sale of the Company. The long-term debt has been classified in the balance sheet based on its original maturity schedule.

NOTE 4—INTEREST RATE SWAP AGREEMENT

The swap agreement is a contract to exchange the debt obligation’s variable rate interest payments for fixed rate interest payments. The notional amount of the interest rate swap agreement is used to measure interest to be charged and does not represent the amount of exposure of credit loss, but rather the amount exchanged is determined by reference to the notional amount and the other terms of the interest rate swap. The interest charged under the interest rate swap agreement was recognized as an adjustment to interest expense. During the three months ended March 31, 2013 and 2012, the Company recorded $6,972 and $7,972, respectively, in interest expense related to this agreement.

The agreement carries a notional amount of $1,500,000, and matures on January 1, 2014. The Company will pay a fixed rate of 2.11% and will receive a floating rate based upon three month LIBOR. The Company’s interest rate swap agreement did not meet all of the required criteria to be designated as a cash flow hedge. As a result, the change in the estimated fair value liability as of March 31, 2013 and 2012 was recognized as an unrealized gain in the accompanying statements of income and cash flows. Additionally, at March 31, 2013 and December 31, 2012, the Company recorded the fair value of the interest rate swap agreement of $24,001 in short-term liabilities and $30,976 in long-term liabilities, respectively, on the accompanying balance sheets. The interest rate swap agreement was settled on April 30, 2013 in connection with the sale of the Company.

NOTE 5—RELATED PARTY TRANSACTIONS

PRV Management, L.P. (“PRV”) and its affiliates own 98.7% of the Company. The Company is under contractual agreement with PRV to provide monitoring services to the Company. The agreement dated September 3, 2008 calls for an aggregate annual monitoring fee of $150,000 per year, plus out of pocket expenses, payable in equal quarterly installments. The agreement is in effect until the earlier of the twelfth anniversary date of the effective date, the date on which PRV and its affiliates own less than 10% of the number of shares of common stock of the Company, the date of a qualified initial public offering, and such earlier date as mutually agreed by the Company and PRV. The Company incurred $37,689 and $41,309 in monitoring fees, plus out of pocket expenses, for the three months ended March 31, 2013 and 2012, respectively. The agreement was canceled on April 30, 2013 in connection with the sale of the Company.

During the three months ended March 31, 2012, the Company was under contractual agreement with an affiliate to provide monitoring services to the Company for a fee totaling $31,250. There were no amounts incurred during the three months ended March 31, 2013 as this agreement was terminated on December 31, 2012.

NOTE 6 – INCOME TAXES

The overall effective income tax rate during the three months ended March 31, 2013 and 2012 was as follows:

	March 31, 2013	March 31, 2012
Effective income tax rate	37.9%	40.4%

The effective income tax rate differs from the statutory federal income tax rate of 34% primarily because of state income taxes and permanent differences.

The Company records unrecognized tax liability, interest, and penalties related to income tax matters in income tax expense. A reconciliation of the unrecognized tax liability, including penalties and interest, is as follows:

	March 31, 2013	December 31, 2012
Beginning balance	$2,667	$—
Increase in unrecognized tax liability positions	—	2,667

Ending balance	$2,667	$2,667

The combined amount of accrued interest and penalties related to income tax positions taken and included in accrued expenses and other liabilities at both March 31, 2013 and December 31, 2012 was $643. For both the three months ended March 31, 2013 and 2012, there were no interest and penalties related to uncertain tax positions recorded in income tax expense.

NOTE 7—SUBSEQUENT EVENT

On April 30, 2013, the Company was purchased for $33.3 million in cash, subject to certain adjustments as provided for in the purchase agreement.